Exhibit 99.1

West Announces Third-Quarter 2020 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, October 22, 2020 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the third-quarter 2020 and updated full-year 2020 financial guidance.

Third-Quarter 2020 Summary (comparisons to prior-year period)
•Net sales of $548.0 million grew 20.1%; organic sales growth was 18.2%.
•Reported-diluted EPS of $1.09 increased 45%.
•Adjusted-diluted EPS of $1.15 increased 46%.
•Company is raising full-year 2020 net sales guidance to a new range of $2.10 billion and $2.11 billion.
•Company is raising full-year 2020 adjusted-diluted EPS guidance to a new range of $4.50 and $4.55.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“Third-quarter results were robust across the entire business, led by High-Value Products (HVP) and Biologics. Additionally, we benefited from incremental sales related to the COVID-19 pandemic including components used with treatments and supporting therapies as well as potential vaccines currently in clinical trials,” said Eric M. Green, President and Chief Executive Officer. “I am proud of our team members for their relentless passion and sense of urgency to help our customers and the patients we jointly serve. Continued excellence in executing our market-led strategy and our global operations position us well for the remainder of the year and into 2021.”

Proprietary Products Segment
Net sales grew by 22.1% to $421.5 million. Organic sales growth was 20.3%, with currency translation increasing sales growth by 180 basis points. HVP components represented over 65% of segment sales and generated double-digit organic sales growth.

Our Biologics market unit had strong double-digit organic sales growth, led by Flurotec®, Daikyo® and NovaPure® film-coated components, as well as Westar® and Envision® components. Our Generics market unit posted high single-digit organic sales growth, and our Pharma market unit grew organic sales by mid-single digits. Both Generics and Pharma market units were led by sales of film-coated and Westar components.

Contract-Manufactured Products Segment
Net sales grew by 14.0% to $126.6 million. Organic sales growth was 11.7% with currency translation increasing sales growth by 230 basis points. Segment performance was led by strong sales of healthcare-related injection and diagnostic devices.

Financial Highlights (first nine months of 2020)
Operating cash flow was $323.8 million, an increase of 24.2%. Capital expenditures were $116.7 million. Free cash flow (operating cash flow minus capital expenditures) was $207.1 million, an increase of 20.4%.

Full-Year 2020 Financial Guidance
Full-year 2020 net sales guidance is expected to be in a range of $2.10 billion and $2.11 billion, compared to a prior range of $2.035 billion and $2.055 billion.
•Organic sales growth is expected to be approximately 14% to 15%, compared to a prior guidance of 12%.
•Net sales guidance includes an estimated full-year headwind of $4 million for the full-year 2020 based on current foreign exchange rates, compared to prior guidance of a headwind of $26 million.
Full-year 2020 adjusted-diluted EPS is expected to be in a range of $4.50 and $4.55, compared to a prior range of $4.15 and $4.25.
•Full-year adjusted-diluted EPS guidance includes an estimated headwind of approximately $0.02 based on current foreign currency exchange rates, compared to prior guidance of a headwind of $0.07.
•The revised guidance includes an $0.18 EPS impact from tax benefits from stock-based compensation in the first nine months of 2020.
•For the remainder of the year, our EPS guidance range assumes a tax rate of 24% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first nine months of 2020 would provide a positive adjustment to our full-year EPS guidance.

Third-Quarter 2020 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 7564183.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, October 29, 2020, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 7564183.

Investor Contact:	Media Contact:
Quintin Lai	Michele Pelkowski
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Pelkowski@westpharma.com

Forward-Looking Statements

Certain forward-looking statements appear in this release and include such words as “raising,” “continued,” “position,” “potential,” “expected,” “to be,” “includes,” “estimated,” “assumes,” “would provide,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the duration and severity of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to COVID-19; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A and Part II Item 1A, entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the period ended June 30, 2020, respectively.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures

For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2020		2019		2020		2019
Net sales	$548.0	100%	$456.1	100%	$1,566.7	100%	$1,369.3	100%
Cost of goods and services sold	353.4	65	308.3	68	1,010.0	65	916.8	67
Gross profit	194.6	35	147.8	32	556.7	35	452.5	33
Research and development	12.5	2	9.3	2	34.0	2	28.7	2
Selling, general and administrative expenses	76.2	14	64.8	14	225.7	14	203.7	15
Other expense (income), net	6.7	1	6.4	1	6.2	—	1.6	—
Operating profit	99.2	18	67.3	15	290.8	19	218.5	16
Interest expense, net	1.9	—	1.1	—	4.9	—	3.9	—
Other nonoperating (income) expense	(0.4)	—	1.3	1	(0.3)	—	0.2	—
Income before income taxes	97.7	18	64.9	14	286.2	18	214.4	16
Income tax expense	21.1	4	10.9	2	52.1	3	42.5	3
Equity in net income of affiliated companies	(5.7)	(1)	(2.3)	—	(13.7)	(1)	(5.9)	—
Net income	$82.3	15%	$56.3	12%	$247.8	16%	$177.8	13%

Net income per share:
Basic	$1.11		$0.76		$3.35		$2.40
Diluted	$1.09		$0.75		$3.28		$2.36

Average common shares outstanding	73.9		74.0		73.9		73.9
Average shares assuming dilution	75.8		75.5		75.6		75.3

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
Net Sales:	2020	2019	2020	2019
Proprietary Products	$421.5	$345.2	$1,194.5	$1,045.9
Contract-Manufactured Products	126.6	111.1	372.5	323.6
Eliminations	(0.1)	(0.2)	(0.3)	(0.2)
Consolidated Total	$548.0	$456.1	$1,566.7	$1,369.3

Gross Profit:
Proprietary Products	$171.9	$131.8	$492.8	$406.3
Contract-Manufactured Products	22.7	16.0	63.9	46.2
Gross Profit	$194.6	$147.8	$556.7	$452.5
Gross Profit Margin	35.5%	32.4%	35.5%	33.0%

Operating Profit (Loss):
Proprietary Products	$107.5	$72.9	$312.9	$238.7
Contract-Manufactured Products	18.8	11.6	52.1	33.5
Stock-based compensation expense	(10.0)	(5.4)	(27.6)	(18.8)
General corporate costs	(12.4)	(9.0)	(39.5)	(30.1)
Adjusted Operating Profit	$103.9	$70.1	$297.9	$223.3
Adjusted Operating Profit Margin	19.0%	15.4%	19.0%	16.3%

Other unallocated items	(4.7)	(2.8)	(7.1)	(4.8)
Reported Operating Profit	$99.2	$67.3	$290.8	$218.5
Reported Operating Profit Margin	18.1%	14.8%	18.6%	16.0%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended September 30, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$99.2	$21.1	$82.3	$1.09
Pension Settlement (1)	—	0.3	0.8	0.01
Restructuring and severance related charges(2)	4.5	1.1	3.4	0.04
Amortization of Acquisition-related Intangible Assets (3)	0.2	—	0.7	0.01
Adjusted (Non-U.S. GAAP)	$103.9	$22.5	$87.2	$1.15

Nine months ended September 30, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$290.8	$52.1	$247.8	$3.28
Pension Settlement (1)	—	0.8	2.6	0.03
Restructuring and severance related charges(2)	6.7	1.7	5.0	0.06
Amortization of Acquisition-related Intangible Assets (3)	0.4	0.1	2.9	0.04
Adjusted (Non-U.S. GAAP)	$297.9	$54.7	$258.3	$3.41

Three months ended September 30, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$67.3	$10.9	$56.3	$0.75
Restructuring and related charges (2)	1.8	0.4	1.4	0.01
Pension settlement (1)	—	0.6	2.1	0.03
Argentina currency devaluation	1.0	0.3	0.7	0.01
Tax law changes	—	1.0	(1.0)	(0.01)
Adjusted (Non-U.S. GAAP)	$70.1	$13.2	$59.5	$0.79

Nine months ended September 30, 2019	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$218.5	$42.5	$177.8	$2.36
Restructuring and related charges (2)	3.8	0.9	2.9	0.03
Pension settlement (1)	—	0.6	2.1	0.03
Argentina currency devaluation	1.0	0.3	0.7	0.01
Tax law changes	—	1.0	(1.0)	(0.01)
Adjusted (Non-U.S. GAAP)	$223.3	$45.3	$182.5	$2.42

(1)During the three and nine months ended September 30, 2020, the Company recorded a pension settlement charge of $1.1 million and $3.4 million, respectively, within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for each of our U.S. qualified and non-qualified defined benefit pension plan exceeded the threshold for settlement accounting.

During the three and nine months ended September 30, 2019, the Company recorded a pension settlement charge of $2.7 million within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for each of our U.S. qualified and non-qualified defined benefit pension plans exceeded the threshold for settlement accounting.

(2)During the three and nine months ended September 30, 2020, the Company recorded $4.5 million and $6.7 million, respectively, in restructuring and severance related charges. During the three and nine months ended September 30, 2019, the Company recorded $1.8 million and $3.8 million, respectively, in restructuring and related charges.

(3)During the three and nine months ended September 30, 2020, the Company recorded $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an acquisition of an intangible asset during the second quarter of 2020. During the three and nine months ended September 30, 2020 the company recorded $0.5 million and $2.5 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (4)

Three months ended September 30, 2020	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$421.5	$126.6	$(0.1)	$548.0
Effect of acquisitions and/or divestitures	—	—	—	—
Effect of changes in currency translation rates	(6.3)	(2.4)	—	(8.7)
Organic net sales (Non-U.S. GAAP) (4)	$415.2	$124.2	$(0.1)	$539.3

Nine months ended September 30, 2020	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,194.5	$372.5	$(0.3)	$1,566.7
Effect of acquisitions and/or divestitures	(1.2)	—	—	(1.2)
Effect of changes in currency translation rates	10.7	—	—	10.7
Organic net sales (Non-U.S. GAAP) (4)	$1,204.0	$372.5	$(0.3)	$1,576.2

(4)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2019 Actual	2020 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$3.21	$4.36 to $4.41	35.8% to 37.4%
Restructuring and severance related charges	0.04	0.06
Gain on restructuring-related sales of assets	(0.02)	—
Pension settlement	0.04	0.03
Amortization of acquisition-related intangible assets	—	0.05
Argentina devaluation	0.01	—
Tax recovery	(0.04)	—
Adjusted-diluted EPS (Non-U.S. GAAP) (5)	$3.24	$4.50 to $4.55	38.9% to 40.4%

Notes:

See “Full-Year 2020 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(5) In 2019, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.14. We have opted not to forecast 2020 tax benefits from stock-based compensation the upcoming quarter, as it is out of the Company’s control. Instead, we recognize the benefits as they occur. In the First-Quarter, Second-Quarter and Third-Quarter 2020, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.07, $0.09, and $0.02, respectively. Any future tax benefits associated with stock-based compensation that we receive in 2020 would provide a positive adjustment to our full-year EPS guidance.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Nine Months Ended September 30,
	2020	2019
Depreciation and amortization	$80.6	$77.1
Operating cash flow	$323.8	$260.8
Capital expenditures	$116.7	$88.8

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of September 30, 2020	As of December 31, 2019
Cash and cash equivalents	$519.4	$439.1
Accounts receivable, net	$373.0	$319.3
Inventories	$294.9	$235.7
Accounts payable	$180.3	$156.8
Debt	$255.7	$257.3
Equity	$1,718.9	$1,573.2
Working capital	$790.6	$717.1

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.